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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-05651) of Verilink Corporation of our report dated July 23, 1998 appearing in this Form 10-K. We also consent to the application of such report to the Financial Statement Schedule for the three years ended June 28, 1998 listed under Item 14(a)2 of this Form 10-K when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule.

PricewaterhouseCoopers LLP

San Jose, California
September 23, 1998